PROMISSORY NOTE


$385,645.05                                            Framingham, Massachusetts
                                                                January 11, 2001

         JACK H. KESSLER ("Kessler"), for value received, hereby promises to pay to the order of SYMBOLLON CORPORATION, a Delaware corporation (the "Company"), the principal amount of Three Hundred Eighty-Five Thousand Six Hundred Forty-Five Dollars and Five Cents ($385,645.05), with interest accruing on the unpaid principal amount hereof at the rate of 5.61% per annum, compounded annually. All outstanding principal and interest accrued thereon shall be due and payable in full on the earlier to occur of (a) the termination of Kessler's employment with the Company (for any reason) or (b) December 31, 2005. Kessler may at any time and from time to time prepay all or any portion of said principal and interest, without premium or penalty.

         The holder of this Note is entitled to the benefits of a Pledge Agreement of even date herewith by and between Kessler and the Company (the "Pledge Agreement"). Neither reference herein to the Pledge Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Kessler to pay the principal of and interest, if any, on this Note as provided herein. No delay or omission on the part of the holder of this Note in exercising any right hereunder or under the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. All payments of principal of and interest, if any, on this Note shall be payable in immediately available funds at the address of the Company set forth in the Pledge Agreement. Kessler and all endorsers or guarantors of this Note, regardless of the time, order or place of signing, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

         All rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts and this Note shall be deemed to be under seal.

                                          /s/ Jack H. Kessler
                                          --------------------------------------
                                          Jack H. Kessler

                                PLEDGE AGREEMENT

         THIS AGREEMENT, dated as of the 11th day of January 11, 2001, by and between JACK H. KESSLER (the "Pledgor") and SYMBOLLON CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company has agreed to make a loan as of the date hereof in the principal amount of $385,645.05 to the Pledgor (the "Loan"), such Loan to be evidenced by the Pledgor's Promissory Note, payable to the order of the Company (the "Note"); and

         WHEREAS, the obligation of the Company to make the Loan is subject to the conditions, among others, that the Pledgor shall execute and deliver this Agreement and grant the security interest hereinafter described;

         NOW, THEREFORE, in consideration of the willingness of the Company to make the Loan to the Pledgor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. Security Interest. The Pledgor hereby deposits with and pledges to the Company 211,281 shares of the Class A Common Stock, $.001 par value, of the Company (the "Pledged Stock"), and the Pledgor hereby grants to the Company a security interest in the Pledged Stock as security for the due and punctual payment and performance of the Secured Obligation described in section 2 hereof.

         2. Secured Obligation. The security interest hereby granted shall secure the due and punctual payment of the principal of and interest, if any, on the Note (the "Secured Obligation").

         3. Special Warranties and Covenants of the Pledgor. The Pledgor hereby warrants and covenants to the Company that:

                  (a) The Pledged Stock is duly and validly pledged with the Company in accordance with law and the Pledgor warrants and will defend the Company's right, title and security interest in and to the Pledged Stock against the claims and demands of all persons whomsoever.

                  (b) The Pledgor has good title to the Pledged Stock, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever.

                  (c) All of the Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

                  (d) The Pledgor will not sell, convey or otherwise dispose of any of the Pledged Stock, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Stock or the proceeds thereof, other than liens on and security interests in the Pledged Stock created hereby.

         4. Distributions. In case, upon the dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Stock, such sum shall be paid over to the Company to be held as collateral security for the Secured Obligation. In case any stock dividend shall be declared on the Pledged Stock, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving the Pledged Stock, or any distribution of capital (excluding ordinary cash dividends) shall be made on the Pledged Stock, or any property shall be distributed upon or with respect to the Pledged Stock pursuant to recapitalization or reclassification of the capital of the Company, the shares or other property so distributed shall be delivered to the Company to be held as collateral security for the Secured Obligation.

         5. Events of Default. There shall exist a default under this Agreement upon the default in the due and punctual payment of any principal of or interest on the Secured Obligation as and when the same becomes due and payable (herein called an "Event of Default").

         6. Rights and Remedies of Company. Upon the occurrence of an Event of Default, such default not having previously been remedied or cured, the Company shall have all rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code, and all rights and remedies provided in this Agreement and the Note.

         7. Right to Transfer into Name of Company, etc. In case there shall exist an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Company may cause all or any of the Pledged Stock to be transferred into its name or into the name of its nominee or nominees. So long as no Event of Default shall exist, the Pledgor shall be entitled to exercise as the Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligation, the voting power with respect to the Pledged Stock.

         8. Right of Company to Exercise Voting Power, etc. In case there shall exist an Event of Default, the Company shall be entitled to exercise the voting power with respect to the Pledged Stock, to receive and retain, as collateral security for the Secured Obligation, any and all dividends or other distributions at any time and from time to time declared or made upon the Pledged Stock, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Stock as if it were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or, upon the exercise of any such right, privilege or option pertaining to the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Company may determine, all without liability except to account for property actually received, but the Company shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         9. Right of Company to Dispose of Pledged Stock, etc. Upon the occurrence of an Event of Default, such default not having previously been remedied or cured, the Company shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Stock in one or more parcels at any exchange or broker's board or at public or private sale. The Company will give the Pledgor at least ten (10) days' prior written notice at the address of the Pledgor specified in section 16 hereof of the date on which and manner in which any private or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor. All such sales shall be at such commercially reasonable price or prices as the Company shall deem best. Upon any such sale or sales the Pledged Stock so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the Secured Obligation, and any surplus thereafter remaining shall be paid to the Pledgor or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Pledgor).

         The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Stock for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Stock were sold at public sales, and that the Company has no obligation to delay sale of any such Pledged Stock for the period of time necessary to permit such Pledged Stock to be registered for public sale under the Securities Act of 1933. The Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

         10. Collection of Amounts Payable on Account of Pledged Stock, etc. Upon the occurrence of any Event of Default, the Company may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Stock and shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Stock.

         11. Care of Pledged Stock in Company's Possession. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Company shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Stock upon surrendering the same to the Pledgor.

         12. Waivers, etc. The Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Company's rights hereunder or in connection with the Secured Obligation or any Pledged Stock; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Company or the Pledgor or to any third party, or substitution, release or surrender of any collateral security for the Secured Obligation, the addition or release of persons primarily or secondarily liable on the Secured Obligation or on any collateral security for the Secured Obligation, the acceptance of partial payments on the Secured Obligation or on any collateral security for the Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. The Pledgor further waives any right he may have under the constitution of The Commonwealth of Massachusetts or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Company and waives his rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Pledgor's waivers under this section have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprised and counseled by his attorneys as to the nature thereof and his possible alternative rights.

         13. Termination; Assignment, etc. This Agreement and the security interest in the Pledged Stock created hereby shall terminate when the Secured Obligation has been paid and finally discharged in full. No waiver by the Company or by any other holder of the Secured Obligation of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by the Company of all or any of the Secured Obligation held by it, the Company may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers thereof, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Company hereunder, and the Company shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interest so assigned.

         14. Reinstatement. Notwithstanding the provisions of section 13, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Company in respect of the Secured Obligation is rescinded or must otherwise be restored or returned by the Company upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or the Pledgor or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

         15. Restrictions on Transfer, etc. To the extent that any restrictions imposed by the charter or by-laws of the Company or any other document or instrument would in any way affect or impair the pledge of the Pledged Stock hereunder or the exercise by the Company of any right granted hereunder, including, without limitation, the right of the Company to dispose of the Pledged Stock upon the occurrence of an Event of Default, the Pledgor hereby waives such restrictions and the Pledgor hereby agrees that he will take any further action which the Company may reasonably request in order that the Company may obtain and enjoy the full rights and benefits granted to the Company by this Agreement free of any such restrictions.

         16. Notices. Except as otherwise provided herein, all notices to the Pledgor or to the Company shall be in writing and shall be deemed to have been sufficiently given or served for all purposes hereof if personally delivered or mailed by first class mail, postage prepaid, as follows:

                  (a)  if to the Pledgor:

                           Jack H. Kessler
                           c/o Symbollon Corporation
                           37 Loring Drive
                           Framingham, MA  01702
                           Tel:  (508) 620-7676
                           Fax:  (508) 620-7111

                  (b)  if to the Company:

                           Symbollon Corporation
                           37 Loring Drive
                           Framingham, MA  01702
                           Tel:  (508) 620-7676
                           Fax:  (508) 620-7111

or at such other address as the party to whom such notice is directed may have designated in writing to the other party hereto. A notice shall be deemed to have been given upon the earlier to occur of (i) three (3) days after the date on which it is deposited in the U.S. mails or (ii) receipt by the party to whom such notice is directed.

         17. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the Company and the Pledgor and their respective successors and assigns, and the term "Company" shall be deemed to include any other holder or holders of the Secured Obligation. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         18. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. The Pledgor, to the extent that he may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of his obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections he may have as to venue in any such courts. The Pledgor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to him at his address provided in section 16 hereof or as otherwise provided under the laws of The Commonwealth of Massachusetts. The Pledgor irrevocably waives all right to a trial by jury in any suit, action or other proceeding instituted by or against the Pledgor in respect of his obligations hereunder or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.




                                          By: /s/ Jack H. Kessler
                                             -----------------------------
                                             Jack H. Kessler


                                             SYMBOLLON CORPORATION


                                          By: /s/ Paul C. Desjourdy
                                             ----------------------------
                                             Paul C. Desjourdy, President

                              SYMBOLLON CORPORATION
                                 37 Loring Drive
                              Framingham, MA 01702

                                                                January 11, 2001
Mr. Jack H. Kessler
c/o Symbollon Corporation
37 Loring Drive
Framingham, MA 01702

Dear Jack:

         Concurrent with the execution of this Letter Agreement, you exercised your stock option to purchase 211,281 shares (the "Shares") of the Company's Class A Common Stock, $.001 par value per share, at an exercise price ranging from $1.05 to $3.375 per share, and you paid for the Shares by delivering to Symbollon Corporation, a Delaware corporation (the "Company") a Promissory Note in the principal amount of $385,645.05 (the "Note"), secured by the Shares pursuant to a Pledge Agreement of even date herewith by and between you and the Company (the "Pledge Agreement"). Capitalized terms which are not defined herein shall have the same meanings as ascribed to such terms in the Pledge Agreement.

         You and the Company hereby agree that in the event your employment with the Company terminates prior to December 31, 2005 and the market value of the Shares on the date of such termination (the "Termination Date") is less than the principal and accrued but unpaid interest under the Note at the Termination Date, then, notwithstanding anything in the Pledge Agreement to the contrary, the Shares shall be the Company's sole recourse for payment of the Note. In such event, you agree to surrender your certificate for the Shares accompanied by a stock power executed in blank to the Company, and upon such surrender and delivery of the Shares to the Company, you shall have no further obligation to the Company with respect to the Note and the Note shall be returned to you marked "Paid In Full."

         This letter agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties. The rights and obligations of either party under this letter agreement may only be assigned with the prior written consent of the other party hereto. This letter agreement supersedes all prior written and oral agreements and understandings between the parties and represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended pursuant to a written instrument signed by both parties. The Company is not by reason of this letter agreement obligated to continue your employment.

         If the foregoing accurately reflects our understanding, please so acknowledge by countersigning this letter agreement in the space provided for your signature below.

                                            Very truly yours,

                                            SYMBOLLON CORPORATION


                                            By: /s/ Paul C. Desjourdy
                                               ------------------------
                                               Paul C. Desjourdy
                                               President and COO

Agreed and Accepted as of this 11th day of January 11, 2000:

/s/ Jack H. Kessler
------------------------
Jack H. Kessler